EX-99.B.5(b)            Form of Sub-Advisory Agreements between the Sub-Advisers
                        and the Registrant

                         VARIABLE INVESTORS SERIES TRUST

                             SUB-ADVISORY AGREEMENT


      This Agreement is made between FIRST VARIABLE ADVISORY SERVICES CORP., a Massachusetts corporation and a wholly-owned subsidiary of First Variable Life Insurance Company ("Life Company"), having its principal place of business in Boston, Massachusetts (hereinafter referred to as "Adviser"), and WARBURG, PINCUS COUNSELLORS, INC., a Delaware corporation, having its principal place of business in New York, New York (hereinafter referred to as "Sub-Adviser").

WHEREAS, Variable Investors Series Trust (the "Trust"), an open-end diversified management investment company, as that term is defined in the Investment Company Act of 1940, as amended ("Act"), that is registered as such with the Securities and Exchange Commission has appointed Adviser as investment adviser for all its portfolios including the Growth & Income Portfolio; and

WHEREAS, Sub-Adviser is engaged in the business of rendering investment management services; and

WHEREAS, Adviser desires to retain Sub-Adviser to provide certain investment management services for the Growth & Income Portfolio (the "Portfolio") of the Trust as more fully described below;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

   1. Adviser hereby retains Sub-Adviser to assist Adviser in its capacity as investment adviser for the Portfolio. Subject to the oversight and review of Adviser and the Board of Trustees of the Trust, Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolio. Sub-Adviser will determine in its discretion, subject to the oversight and review of Adviser, the investments to be purchased or sold, will provide Adviser with records concerning its activities which Adviser or the Trust is required to maintain, and will render regular reports to Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The services of Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others.

   2. Neither the Trust, Adviser, nor affiliated persons of the Trust or Adviser shall give any information or make any representations or statements concerning Sub-Adviser, except with the prior permission of Sub-Adviser.

   3. Sub-Adviser, in its supervision of the investments of the Portfolio, will be guided by the Portfolio's investment objectives and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission, all as communicated by Adviser to Sub-Adviser.

   4. Adviser shall pay to Sub-Adviser, for all services rendered to the Portfolio by Sub-Adviser hereunder, the fees set forth in Exhibit A attached hereto. During the term of this Agreement, Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder, which shall not include expenses of the Trust or the Portfolio, such as brokerage fees and commissions and taxes.

   5. The term of this Agreement shall begin on the date of its execution and shall remain in effect for two years from that date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons", as defined in Section 2(a)(19) of the Act, of any party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the

Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Portfolio.

   6. Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Portfolio, as defined in Section 2(a)(42) of the Act, on sixty (60) days' written notice to Sub-Adviser, or by Adviser or Sub-Adviser upon not less than sixty (60) days' written notice to the other party. Section 9 of this Agreement shall survive any termination of this Agreement.

   7. This Agreement may not be assigned by Adviser or Sub-Adviser and shall automatically terminate in the event of any assignment. Sub-Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Agreement.

   8. Sub-Adviser represents and warrants that the Portfolio will at all times be invested in such a manner as to ensure compliance with Section 817(h) of the Internal Revenue Code of 1986, as amended and Treasury Regulations Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations; provided, however, that Adviser shall promptly provide Sub-Adviser with copies of such Section 817(h) and Regulation Section 1.817-5 as currently in effect and as modified or amended from time to time. Sub-Adviser will be relieved of this obligation and shall be held harmless when
(i) the Portfolio is invested in compliance with the requirements of Section 817(h) and/or Regulation Section 1.817-5 as most recently provided to Sub-Adviser by Adviser or (ii) when direction from the Adviser or Trustees causes non-compliance with Section 817(h) and/or Regulation Section 1.817-5. Sub-Adviser agrees to provide quarterly reports to Adviser, executed by a duly authorized officer of Sub-Adviser, within seven (7) days of the close of each calendar quarter certifying as to compliance with said Section or Regulations. In addition to the quarterly reports, Adviser may request and Sub-Adviser agrees to provide Section 817 diversification compliance reports at more frequent intervals, as reasonably requested by Adviser.

   9. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Agreement on the part of Sub-Adviser ("disabling conduct"), neither Sub-Adviser, any affiliated person of Sub-Adviser nor any person who controls Sub-Adviser, within the meaning of
Section 15 of the Securities Act of 1933, as amended (the "1933 Act") shall be liable to Adviser, the Trust, the Portfolio or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

   10. The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Portfolio with broker-dealers selected by the Sub-Adviser. In executing portfolio transactions and selecting broker-dealers, the Sub-Adviser will use its best efforts to seek best execution on behalf of the Portfolio. In assessing the best execution available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934 ("1934 Act")) provided to the Portfolio and/or other accounts over which the Sub-Adviser, an affiliate of the Sub-Adviser (to the extent permitted by law) or another investment adviser of the Portfolio exercises investment discretion. The Sub-Adviser is authorized to cause the Portfolio to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

   11. This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons," as defined in Section 2(a)(19) of the Act, of any party to this Agreement (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and on behalf of the Portfolio by the holders of a majority of the outstanding voting securities of the Portfolio, as defined in
Section 2(a)(42) of the Act.

   12. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

   13. This Agreement will become binding on the parties hereto upon their execution of the attached Exhibit A to this Agreement.

   14. It is understood that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser, the Trust or such persons as the Adviser may designate in connection with the Portfolio. It is also understood that any information supplied to Sub-Adviser in connection with the performance of its obligations hereunder, particularly, but not necessarily limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Portfolio, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Portfolio.

   15. Each party to this Agreement hereby acknowledges that it is registered as an investment adviser under the Investment Advisers Act of 1940, it will use its reasonable best efforts to maintain such registration, and it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

                               EXHIBIT A

                    VARIABLE INVESTORS SERIES TRUST

                       SUB-ADVISORY COMPENSATION


      For all services rendered by Sub-Adviser hereunder, Adviser shall pay to Sub-Adviser and Sub-Adviser agrees to accept as full compensation for all services rendered hereunder, an annual fee as follows:

GROWTH & INCOME PORTFOLIO

      .50 of 1% on an annualized basis of the average daily net assets of the Portfolio.

      Such fees shall accrue daily and be paid monthly.

      Witness the due execution hereof this 1st day of June, 1995.



                                   FIRST VARIABLE ADVISORY SERVICES CORP.
Attest

__________________________         By:________________________________


                                   WARBURG, PINCUS COUNSELLORS, INC.
Attest:

__________________________         By:_________________________________

                         VARIABLE INVESTORS SERIES TRUST

                             SUB-ADVISORY AGREEMENT


      This Agreement is made between FIRST VARIABLE ADVISORY SERVICES CORP., a Massachusetts corporation and a wholly-owned subsidiary of First Variable Life Insurance Company ("Life Company"), having its principal place of business in Boston, Massachusetts (hereinafter referred to as "Adviser"), and PILGRIM BAXTER & ASSOCIATES, LTD., a Delaware corporation, having its principal place of business in Wayne, Pennsylvania (hereinafter referred to as "Sub-Adviser").

WHEREAS, Variable Investors Series Trust (the "Trust"), an open-end diversified management investment company, as that term is defined in the Investment Company Act of 1940, as amended ("Act"), that is registered as such with the Securities and Exchange Commission has appointed Adviser as investment adviser for all its portfolios including the Small Cap Portfolio; and

WHEREAS, Sub-Adviser is engaged in the business of rendering investment management services; and

WHEREAS, Adviser desires to retain Sub-Adviser to provide certain investment management services for the Small Cap Portfolio (the "Portfolio") of the Trust as more fully described below;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

   1. Adviser hereby retains Sub-Adviser to assist Adviser in its capacity as investment adviser for the Portfolio. Subject to the oversight and review of Adviser and the Board of Trustees of the Trust, Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolio. Sub-Adviser will determine in its discretion, subject to the oversight and review of Adviser, the investments to be purchased or sold, will provide Adviser with records concerning its activities which Adviser or the Trust is required to maintain, and will render regular reports to Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The services of Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others.

   2. Sub-Adviser, in its supervision of the investments of the Portfolio, will be guided by the Portfolio's investment objectives and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statement and exhibits as may be on file with the Securities and Exchange Commission, all as communicated by Adviser to Sub-Adviser.

   3. Adviser shall pay to Sub-Adviser, for all services rendered to the Portfolio by Sub-Adviser hereunder, the fees set forth in Exhibit A attached hereto. During the term of this Agreement, Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder.

   4. The term of this Agreement shall begin on the date of its execution and shall remain in effect for two years from that date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons", as defined in Section 2(a)(19) of the Act, of any party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Portfolio.

   5. Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Portfolio, as defined in Section 2(a)(42) of the Act, on sixty (60) days' written notice to

Sub-Adviser, or by Adviser or Sub-Adviser upon not less than sixty (60) days' written notice to the other party.

   6. This Agreement may not be assigned by Adviser or Sub-Adviser and shall automatically terminate in the event of any assignment. Sub-Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Agreement.

   7. Sub-Adviser represents and warrants that the Portfolio will at all times be invested in such a manner as to ensure compliance with Section 817(h) of the Internal Revenue Code of 1986, as amended and Treasury Regulations Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations; provided, however, that Adviser shall promptly provide Sub-Adviser with copies of such Section 817(h) and Regulation Section 1.817-5 as currently in effect and as modified or amended from time to time. Sub-Adviser will be relieved of this obligation and shall be held harmless when
(i) the Portfolio is invested in compliance with the requirements of Section 817(h) and/or Regulation Section 1.817-5 as most recently provided to Sub-Adviser by Adviser or (ii) when direction from the Adviser or Trustees causes non-compliance with Section 817(h) and/or Regulation Section 1.817-5. Sub-Adviser agrees to provide quarterly reports to Adviser, executed by a duly authorized officer of Sub-Adviser, within seven (7) days of the close of each calendar quarter certifying as to compliance with said Section or Regulations. In addition to the quarterly reports, Adviser may request and Sub-Adviser agrees to provide Section 817 diversification compliance reports at more frequent intervals, as reasonably requested by Adviser.

   8. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Agreement on the part of Sub-Adviser, Sub-Adviser shall not be liable to Adviser, the Trust, the Portfolio or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

   9. The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the account of the Portfolio with broker-dealers selected by the Sub-Adviser. In executing portfolio transactions and selecting broker-dealers, the Sub-Adviser will use its best efforts to seek best execution on behalf of the Portfolio. In assessing the best execution available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934 ("1934 Act")) provided to the Portfolio and/or other accounts over which the Sub-Adviser, an affiliate of the Sub-Adviser (to the extent permitted by law) or another investment adviser of the Portfolio exercises investment discretion. The Sub-Adviser is authorized to cause the Portfolio to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

   10. This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons," as defined in Section 2(a)(19) of the Act, of any party to this Agreement (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and on behalf of the Portfolio by the holders of a majority of the outstanding voting securities of the Portfolio, as defined in Section 2(a)(42) of the Act.

   11. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

   12. This Agreement will become binding on the parties hereto upon their execution of the attached Exhibit A to this Agreement.

   13. It is understood that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser, the Trust or such persons as the Adviser may designate in connection with the Portfolio. It is also understood that any information supplied to Sub-Adviser in connection with the performance of its obligations hereunder, particularly, but not necessarily limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Portfolio, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Portfolio.

   14. Each party to this Agreement hereby acknowledges that it is registered as an investment adviser under the Investment Advisers Act of 1940, it will use its reasonable best efforts to maintain such registration, and it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

                               EXHIBIT A

                    VARIABLE INVESTORS SERIES TRUST

                       SUB-ADVISORY COMPENSATION


      For all services rendered by Sub-Adviser hereunder, Adviser shall pay to Sub-Adviser and Sub-Adviser agrees to accept as full compensation for all services rendered hereunder, an annual fee as follows:

SMALL CAP PORTFOLIO

      .50 of 1% on an annualized basis of the average daily net assets of the Portfolio.

      Such fees shall accrue daily and be paid monthly.

      Witness the due execution hereof this 1st day of June, 1995.



                                   FIRST VARIABLE ADVISORY SERVICES CORP.
Attest:

/s/Arnold R. Bergman               By: /s/Mark E. Reynolds
---------------------------           ---------------------------------


                                   PILGRIM BAXTER & ASSOCIATES, LTD.
Attest:

                                   By:
---------------------------           ---------------------------------

                             SUB-ADVISORY AGREEMENT

      AGREEMENT dated as of September 22, 1994, among STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Sub-Adviser"), FIRST VARIABLE ADVISORY SERVICES CORP. (the "Adviser") and VARIABLE INVESTORS SERIES TRUST (the "Trust").

      An Investment Advisory Agreement (the "Advisory Agreement") dated September 22, 1994, between the Adviser and the Trust on behalf of the Tilt Utility Portfolio (the "Portfolio"), provides that the Adviser shall manage the investment of the Portfolio's assets in accordance with the Trust's prospectus and statement of additional information (the "Prospectus") and may delegate responsibilities to a sub-adviser.

1. The Sub-Adviser will manage the investment and reinvestment of the assets of the Portfolio in accordance with the Prospectus and will perform the other services herein set forth, subject to the supervision of the Adviser and the Board of Trustees of the Trust.

2.    In carrying out its obligations hereunder, the Sub-Adviser shall:

      (a) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable;

      (b) purchase and sell securities and other investments for the Portfolio in accordance with the procedures described in the Prospectus; and

      (c) provide such reports and data in hard copy and machine readable form as are requested by Adviser.

3. The Adviser shall pay the Sub-Adviser monthly a fee at the annual rate of .40% of the average daily net assets of the Portfolio on the first $100 million of net assets under management and .30% of the average daily net assets of the Portfolio on any net assets under management over and above $100 million. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder.

4. The Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

5.    This Agreement shall become effective as of the date of its execution, and
      (a) unless otherwise terminated, shall continue until two years from its date of execution and from year to year thereafter so long as approved annually in accordance with the Investment Company Act of 1940, as amended, and the rules thereunder (the "1940 Act"); (b) may be terminated without penalty on sixty (60) days' written notice to the Sub-Adviser (i) by the Adviser, (ii) by vote of the Board of Trustees of the Trust or
      (iii) by vote of a majority of the outstanding voting securities of the Portfolio; (c) shall automatically terminate in the event of its assignment; and (d) may be terminated without penalty by the Sub-Adviser on sixty (60) days' written notice to the Adviser and the Trust.

6.    This Agreement may be amended in accordance with the 1940 Act.

7. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities" and "assignment" shall have their respective meanings defined in the 1940 Act and exemptions and interpretations issued by the Securities and Exchange Commission under the 1940 Act.

8. Sub-Adviser represents and warrants that the Portfolio will at all times be invested in such a manner as to ensure compliance with Section 817(h) of the Internal Revenue Code of 1986, as amended and Treasury Regulations Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. Sub-Adviser agrees to provide quarterly reports to Adviser, executed by a duly authorized officer of Sub-Adviser, within seven (7) days of the close of each calendar quarter certifying as to compliance with said Section or Regulations. In addition to the quarterly reports, Adviser may request and Sub-Adviser agrees to provide Section 817 diversification compliance reports at more frequent intervals, as reasonably requested by Adviser.

9. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser or reckless disregard of its obligations and duties hereunder, the Sub-Adviser shall not be subject to any liability to the Adviser, the Trust or the Portfolio, or to any shareholder of the Trust or the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder.

10. The Sub-Adviser shall provide marketing support to the Adviser in connection with the sale of Trust shares and/or Life Company variable insurance contracts, as reasonably requested by the Adviser. Such support shall include, but not necessarily be limited to, presentations by representatives of the Sub-Adviser at investment seminars, conferences and other industry meetings. Any materials utilized by the Adviser which contain any information relating to the Sub-Adviser shall be submitted to the Sub-Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. Any materials utilized by the Sub-Adviser which contain any information relating to the Adviser, the Life Company (including any information relating to its separate accounts or variable insurance contracts) or the Trust shall be submitted to the Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Sub-Adviser.

VARIABLE INVESTORS SERIES TRUST


By:  /s/Mark E. Reynolds
     -----------------------------------
Title:  Mark E. Reynolds, Treasurer

FIRST VARIABLE ADVISORY SERVICES CORP.


By:  /s/Mark E. Reynolds
     -----------------------------------
Title:  Mark E. Reynolds,  Treasurer

STATE STREET BANK AND TRUST COMPANY


By:
    ------------------------------------
Title:

A copy of the document establishing the Trust is filed with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Portfolio.

                             SUB-ADVISORY AGREEMENT

      AGREEMENT made as of the 22nd day of September, 1994, between FIRST VARIABLE ADVISORY SERVICES CORP., a corporation organized under the laws of the Commonwealth of Massachusetts and a wholly-owned subsidiary of First Variable Life Insurance Company ("Life Company"), and having its principal place of business in Boston, Massachusetts (the "Adviser"), and VALUE LINE, INC., a corporation organized under the laws of the state of New York and having its principal place of business at 220 East 42nd Street, New York, NY 10017 ("Sub-Adviser").

      WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

      WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Advisers Act; and

      WHEREAS, Variable Investors Series Trust, a Massachusetts business trust (the "Trust"), engages in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Trust currently offers shares in several series including the Common Stock Portfolio and Multiple Strategies Portfolio, such series together with all other series subsequently established by the Trust with respect to which the Sub-Adviser renders management and investment advisory services pursuant to the terms of this Agreement, being herein collectively referred to as the "Portfolios" and individually as a "Portfolio"; and

      WHEREAS, pursuant to the Investment Advisory Agreement, as of even date herewith, between the Trust and the Adviser (the "Advisory Agreement"), the Adviser is required to perform investment advisory services for the Portfolios.

      NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

1.    APPOINTMENT OF SUB-ADVISER.

      (a) Common Stock Portfolio and Multiple Strategies Portfolio. The Adviser hereby employs the Sub-Adviser to provide investment advisory services to the Common Stock Portfolio and the Multiple Strategies Portfolio for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      (b) Additional Portfolios. In the event that the Trust establishes one or more additional series of shares other than the Common Stock Portfolio and the Multiple Strategies Portfolio with respect to which the Adviser desires to retain the Sub-Adviser to render investment advisory services hereunder, the Adviser shall so notify the Sub-Adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Sub-Adviser is willing to render such services on the terms provided for herein, it shall so notify the Adviser in writing, whereupon such series shall become a Portfolio hereunder.

2.    DUTIES OF ADVISER AND SUB-ADVISER.

      (i) Delivery of Documents. The Adviser has furnished the Sub-Adviser with true copies of each of the following:

            (a) The Trust's Declaration of Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration");

            (b) The Trust's By-Laws and amendments thereto (such By-laws, as presently in effect and shall from time to time be amended, are herein called the "By-Laws");

            (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and Sub-Adviser and approving the Advisory Agreement and this Agreement;

            (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on January 2, 1987 and all amendments thereto;

            (e) The Trust's current Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-11182) and the 1940 Act (File No. 811-4969) as most recently filed with the Securities and Exchange Commission (the "Registration Statement");

            (f) The Trust's most recent prospectus (such prospectus, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus");

            (g) All resolutions of the Board of Trustees of the Trust pertaining to the management of the assets of the Portfolios; and

            (h) Copies of the Advisory Agreement dated September 22, 1994 between the Trust and the Adviser relating to the Portfolios.

            The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing, but, with respect to items (a), (b) or (h), only if such amendments or supplements relate to or affect the obligations of the Sub-Adviser hereunder.

      (ii) The Sub-Adviser, at its own expense, shall furnish the following services to the Trust:

            (a) Investment Program. The Sub-Adviser is hereby authorized and directed and hereby agrees, subject to the stated investment objective and policies of the Portfolios as set forth in the Trust's current Registration Statement and subject to the supervision of the Adviser and the Board of Trustees of the Trust, to (i) develop and furnish an investment program and strategy for each Portfolio as may from time to time in the circumstances appear most appropriate to the achievement of the investment objective of each Portfolio as stated in the aforesaid Registration Statement, (ii) provide research and analysis relative to the investment program and investments of each Portfolio, (iii) determine from time to time what securities and other investments will be purchased, held, sold or exchanged by each Portfolio and what portion, if any, of the assets of each Portfolio shall be held in cash or cash equivalents, and
      (iv) make changes on behalf of the Trust in the investments of each Portfolio. In accordance with paragraph 2(ii)(b), the Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities and other investments for each Portfolio's account. The Sub-Adviser will make its officers and employees available to meet with the Adviser's officers and directors on due notice at reasonable times to review the investments and investment program of each Portfolio in the light of current and prospective economic and market conditions.

            In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided or authorized shall have no authority to act for or represent any Portfolio or the Trust in any way or otherwise be deemed to be an agent of any Portfolio, the Trust or of the Adviser.

            (b) Portfolio Transactions. In connection with the management of the investment and reinvestment of the assets of each Portfolio, the Sub-Adviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the broker or dealers that will execute purchase and sale transactions for the Trust.

            In executing portfolio transactions and selecting brokers or dealers, if any, the Sub-Adviser will use its best efforts to seek on behalf of a Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
      1934) provided to any Portfolio of the Trust and/or other accounts over which the Sub-Adviser exercises investment discretion. With the prior approval of the Trustees, the Sub-Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission which another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. Such prior approval may be obtained from the Trustees with respect to the Sub-Adviser's investment program and need not be obtained on a transaction-by-transaction basis.

            The Sub-Adviser will advise the Portfolios' custodian and the Adviser promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer.

            The Sub-Adviser shall, upon due notice from the Adviser, provide such periodic and special reports describing any such research, advice or other services received and the incremental commissions, net price or other consideration to which they relate.

            Notwithstanding the foregoing, the Sub-Adviser agrees that the Adviser shall have the right to identify securities that may not be purchased on behalf of any Portfolio and/or brokers and dealers through which portfolio transactions on behalf of the Portfolio may not be effected, including, without limitation, brokers or dealers affiliated with the Adviser. The Sub-Adviser shall refrain from purchasing such securities for the Portfolio or directing any portfolio transaction to any such broker or dealer on behalf of the Portfolio, unless and until the written approval of the Adviser to do so is obtained. In addition, the Sub-Adviser agrees that it shall not direct portfolio transactions for the Portfolio through any broker or dealer that is an "affiliated person" of the Sub-Adviser (as that term is defined in the Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission) without the prior written approval of the Adviser and in no event shall the Sub-Adviser direct portfolio transactions on behalf of the Portfolio to any broker/dealer in recognition of sales of shares of any investment company or receipt of research or other service without prior approval of the Adviser.

            (c) Reports. The Sub-Adviser shall render to the Board of Trustees of the Trust such periodic and special reports as the Board of Trustees may request with respect to matters relating to the duties of the Sub-Adviser set forth herein.

            (d) Attendance of Board Meetings. The Sub-Adviser's Portfolio manager shall attend at least two (2) regularly scheduled meetings of the Board of Trustees of the Trust annually and shall attend such additional meetings of the Board of Trustees as is deemed necessary or advisable by the Board of Trustees and/or the Adviser, all as reasonably requested by the Board of Trustees and/or the Adviser.

            (e) Marketing Expenses. The Sub-Adviser shall not be responsible for the payment of any marketing expenses with respect to the distribution of Trust shares and/or Life Company variable insurance contracts.

3.    SUB-ADVISORY FEE.

      For the services to be provided by the Sub-Adviser as provided in Paragraph 2 hereof, the Adviser shall pay to the Sub-Adviser an annual gross sub-advisory fee equal to .45% of the average daily net assets of the Portfolios.

      Such fees shall be accrued daily and paid as soon as practicable after the last day of each calendar month but not later than 30 days thereafter. A late payment penalty of 1 1/2% shall be applied for every month or fraction thereof that payment is delayed beyond 30 days.

      The Sub-Adviser may from time to time and for such periods as it deems appropriate reduce its compensation hereunder to the extent the Sub-Adviser may, by notice to the Adviser, voluntarily declare.

      In the case of commencement or termination of this Agreement with respect to any Portfolio during any calendar month, the fee with respect to such Portfolio for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed based upon the average daily net assets of such Portfolio for the days during which it is in effect.

4.    EXPENSES.

      During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder.

5.    REPRESENTATION AND WARRANTY.

      COMPLIANCE WITH APPLICABLE REGULATIONS.

      In performing its duties hereunder, the Sub-Adviser

      (i) shall establish compliance procedures (copies of which shall be provided to the Adviser, and shall be subject to review and approval by the Adviser) reasonably calculated to ensure compliance at all times with: all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"); Section 817(h) of the Code and Treasury Regulations Section 1.817-5 relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations, which compliance procedures shall include regular quarterly reports to be provided within seven (7) days of the close of each calendar quarter by the Sub-Adviser to the Adviser, which reports will be executed by a duly authorized officer of the Sub-Adviser and will certify as to compliance with said Section or Regulations, and more frequent Section 817 diversification compliance reports as reasonably requested by the Adviser; the provisions of the Registration Statement; the provisions of the Declaration and the By-laws of the Trust, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

      (ii) acknowledges that the Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and that the Sub-Adviser and certain of its employees, officers and directors may be subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish, and shall cause its employees, officers and directors to furnish, to the Adviser and/or to the Trust, all reports and information required to be provided under such code of ethics with respect to such persons.

      (iii) agrees that all records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request all in accordance with Rule 31a-3 under the 1940 Act.

6.    LIABILITY OF SUB-ADVISER.

      Neither the Sub-Adviser nor the officers, directors, employees, agents, legal representatives or controlling persons (collectively, "Related Persons") of the Sub-Adviser shall be liable for any error of judgment or mistake of law, or for any loss suffered by any Portfolio or its shareholders in connection with the matters to which this Agreement relates; provided that, except as set forth in the succeeding paragraph, no provision of this Agreement shall be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence or the reckless disregard of the Sub-Adviser's obligations and duties under this Agreement (each of which is hereby referred to as a "Culpable Act").

      Neither the Sub-Adviser nor its Related Persons shall be liable for any error of judgment or mistake of law, or for any loss suffered by the Adviser or its Related Persons in connection with the matters to which this Agreement relates; provided that this provision shall not be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any

Culpable Act by the Sub-Adviser or its Related Persons or arising out of the negligence of the Sub-Adviser or its Related Persons.

      The Sub-Adviser and its Related Persons shall incur no liability arising from the failure of any Service Provider to provide complete and accurate information to the Sub-Adviser, it being the intention that, in performing hereunder, the Sub-Adviser and its Related Persons may rely on the accuracy of all information received from the Trust, the Adviser or from any Service Provider and on all instructions and directions received from the Adviser or the Trust.

7.    DURATION AND TERMINATION OF THIS AGREEMENT.

      (a) Duration. This Agreement shall become effective with respect to the Common Stock Portfolio and the Multiple Strategies Portfolio on the date hereof and, with respect to any additional Portfolio(s), on the date of receipt by the Adviser of notice from the Sub-Adviser in accordance with Paragraph 1(b) hereof that the Sub-Adviser is willing to serve as Sub-Adviser with respect to such Portfolio(s). Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the Common Stock Portfolio and the Multiple Strategies Portfolio and, with respect to each additional Portfolio, for two years from the date on which such Portfolio becomes a Portfolio hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Portfolio so long as such continuance with respect to any such Portfolio is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Portfolio, and (b), in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      (b) Amendment. This Agreement may be amended by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement cast in person at a meeting called for that purpose, and by the holders of a majority of the outstanding voting securities of the Trust.

      (c) Termination. This Agreement may be terminated with respect to any Portfolio at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, or by the Adviser or Sub-Adviser, in each case on sixty (60) days' prior written notice to the other party. Upon the effective date of termination of this Agreement, the Sub-Adviser shall deliver all books and records of the Trust or any Portfolio held by it (i) to such entity as the Trust may designate as a successor sub-adviser, or (ii) to the Adviser.

      (d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

      (e) Approval, Amendment or Termination by Individual Portfolio. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Portfolio shall be effective to continue, amend or terminate this Agreement with respect to any such Portfolio notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Portfolio affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

8.    SERVICES NOT EXCLUSIVE.

      The services of the Sub-Adviser to the Adviser in connection with the Portfolios hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by the Sub-Adviser to assist it in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict the right of the Sub-Adviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

9.    MISCELLANEOUS.

      (a) Notices. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

            Adviser:          Mark E. Reynolds
                                   Treasurer
                                   First Variable Advisory Services Corp.
                                   Federal Reserve Building
                                   600 Atlantic Avenue, 28th Floor
                                   Boston, MA 02210-2220

            Sub-Adviser:      Value Line, Inc.
                                   220 East 42nd Street
                                   New York, NY 10017
                                   ATTN: John Moore
                                              with a copy to the Chairman

      (b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

      (c) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

      IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Agreement to be executed as of the date first set forth above.

                                    FIRST VARIABLE ADVISORY SERVICES CORP.

ATTEST:

By:  _________________________      By:  _______________________________
                                          Mark E. Reynolds

Its:  ________________________      Its:  ______________________________
                                          Treasurer

                                    VALUE LINE, INC.
ATTEST:

By:  _________________________      By:  _______________________________


Its:  ________________________      Its:  ______________________________

                         VARIABLE INVESTORS SERIES TRUST

                             SUB-ADVISORY AGREEMENT


      This Agreement is made between FIRST VARIABLE ADVISORY SERVICES CORP., a Massachusetts corporation and a wholly-owned subsidiary of First Variable Life Insurance Company ("Life Company"), having its principal place of business in Boston, Massachusetts (hereinafter referred to as "Adviser"), and STRONG/CORNELIUSON CAPITAL MANAGEMENT, INC., a Wisconsin corporation, having its principal place of business in Menomonee Falls, Wisconsin (hereinafter referred to as "Sub-Adviser").

WHEREAS, Variable Investors Series Trust (the "Trust"), an open-end diversified management investment company, as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act"), that is registered as such with the Securities and Exchange Commission has appointed Adviser as investment adviser for all its portfolios including the U.S. Government Bond Portfolio; and

WHEREAS, Sub-Adviser is engaged in the business of rendering investment management services; and

WHEREAS, Adviser desires to retain Sub-Adviser to provide certain investment management services for the U.S. Government Bond Portfolio (referred to hereinafter as the "Portfolio") of the Trust as more fully described below;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Adviser hereby retains Sub-Adviser to act as investment adviser for the Portfolio, subject to the oversight and review of Adviser and the Board of Trustees of the Trust, and subject to the terms of this Agreement. Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolio and is hereby authorized and directed, and hereby agrees, subject to the stated investment policies and restrictions of the Portfolio as set forth in the Trust's current prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time and subject to the directions of the Adviser and the Trust's Board of Trustees, to purchase, hold and sell investments for the account of the Portfolio and to monitor on a continuous basis the performance of such investments.

2. The Sub-Adviser is authorized, subject to the supervision of the Adviser and the Board of Trustees of the Trust, to place orders for the purchase and sale of the Portfolio's investments with or through such persons, brokers or dealers as it may determine, and to negotiate commissions to be paid on such transactions in accordance with the Portfolio's policy with respect to brokerage as set forth in the prospectus. The Sub-Adviser may, on behalf of the Portfolio, pay brokerage commissions to a broker which provides brokerage and research services to the Sub-Adviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Sub-Adviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Sub-Adviser's overall responsibilities with respect to the Portfolio and the accounts as to which the Sub-Adviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Sub-Adviser, the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. It is recognized that the services provided by such brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser's services to other clients. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients.

3. The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions made by it on behalf of the Portfolio including, without limitation, the books and records required by subsections (b)(1), (5), (6), (7), (9), (10) and (11) and subsection (f) of Rule 31a-1 under the 1940 Act and shall timely furnish to the

      Adviser all information relating to the Sub-Adviser's services hereunder needed by the Adviser to keep such other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Sub-Adviser will also preserve all such books and records for the periods prescribed in Rule 31a-2 under the 1940 Act. The Sub-Adviser further agrees that all books and records maintained hereunder shall be made available to the Portfolio or the Adviser at any time upon request, including telecopy without delay, during any business day.

4. From time to time as the Adviser or the Portfolio may request, the Sub-Adviser will furnish the requesting party reports on portfolio transactions and reports on investments held in the portfolio, all in such detail as the Adviser or the Portfolio may reasonably request.

5. The Sub-Adviser acknowledges receipt of a Custody Agreement dated as of April 30, 1988, for the Portfolio and agrees to comply at all times with all requirements relating to such agreement. The Sub-Adviser shall provide the Adviser, and the Adviser shall provide the Portfolio's custodian, on each business day with information relating to all transactions concerning the Portfolio's assets.

6. The Sub-Adviser agrees to act in accordance with the Trust's Declaration of Trust, By-Laws, currently effective registration statement under the 1940 Act, including any amendments or supplements thereto, and Notice of Eligibility under Rule 4.5 of the Commodity Exchange Act ("CEA"), if applicable, (collectively, "Governing Instruments and Regulatory Filings") and any instructions or directions of the Trust, its Board of Trustees or the Adviser. The Sub-Adviser acknowledges receipt of the Trust's Governing Instruments and Regulatory Filings. The Adviser hereby agrees to provide to the Sub-Adviser any amendments, supplements or other changes to the Governing Instruments and Regulatory Filings as soon as practicable after such materials become available and, upon receipt by the Sub-Adviser, the Sub-Adviser will act in accordance with such amended, supplemented or otherwise changed Governing Instruments and Regulatory Filings.

7. The Sub-Adviser shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio.

8. Adviser shall pay to Sub-Adviser, for all services rendered to the Portfolio by Sub-Adviser hereunder, the fees set forth in Exhibit A attached hereto. During the term of this Agreement, Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder.

9. The Sub-Adviser shall provide marketing support to the Adviser in connection with the sale of Trust shares and/or Life Company variable insurance contracts, as reasonably requested by the Adviser. Such support shall include, but not necessarily be limited to, presentations by representatives of the Sub-Adviser at investment seminars, conferences and other industry meetings. Any materials utilized by the Adviser which contain any information relating to the Sub-Adviser shall be submitted to the Sub-Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. Any materials utilized by the Sub-Adviser which contain any information relating to the Adviser, the Life Company (including any information relating to its separate accounts or variable insurance contracts) or the Trust shall be submitted to the Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Sub-Adviser.

10. The term of this Agreement shall begin on the date of its execution and shall remain in effect for two years from that date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons", as defined in Section 2(a)(19) of the Act, of any party to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Sub-Adviser in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Portfolio.

11. Notwithstanding any provision herein to the contrary, this Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Portfolio, as defined in Section 2(a)(42) of the Act, on sixty (60) days' written notice to Sub-Adviser, or by Adviser or Sub-Adviser upon not less than sixty (60) days' written notice to the other party.

12. This Agreement may not be assigned by Adviser or Sub-Adviser without the prior written consent of the parties hereto and shall automatically terminate in the event of any assignment without such consent. Sub-Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Agreement.

13. Sub-Adviser represents and warrants that the Portfolio will at all times be invested in such a manner as to ensure compliance with Section 817(h) of the Internal Revenue Code of 1986, as amended and Treasury Regulations
      Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

14.   The Adviser represents and warrants to the Sub-Adviser as follows:

      (a) The Adviser is registered as an investment adviser under the Investment Advisers Act;

      (b) The Adviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association;

      (c) The Adviser is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted;

      (d) The execution, delivery and performance by the Adviser of this Agreement are within Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

      (e)   This Agreement is a valid and binding agreement of the Adviser;

      (f)   The Adviser and any affiliated person of the Adviser have not:

            (i) within the past 10 years been convicted of any felony or misdemeanor involving the purchase or sale of any securities or arising out of their conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA; or

            (ii) except as previously disclosed, by reason of any misconduct, been permanently or temporarily enjoined by an order, judgment or decree of any court of competent jurisdiction or other governmental authority from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the CEA, or an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the CEA or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security; or

            (iii) been a party to litigation or other adversarial proceedings involving any former or current client;

      (g) The Adviser acknowledges that it received a copy of the Sub-Adviser's Form ADV, part II "Brochure" at least 48 hours prior to the execution of this Agreement.

15. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Agreement on the part of Sub-Adviser, Sub-Adviser shall not be liable to Adviser, the Trust, the Portfolio or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

16. This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons," as defined in Section 2(a)(19) of the Act, of any party to this Agreement (other than as Trustees of the Trust), cast in person at a meeting called for that purpose, and by a vote of a majority of the outstanding voting securities of the Portfolio, as defined in Section 2(a)(42) of the Act.

17. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

18. This Agreement will become binding on the parties hereto upon their execution of the attached Exhibit A to this Agreement.

                                    EXHIBIT A

                         VARIABLE INVESTORS SERIES TRUST

                            SUB-ADVISORY COMPENSATION


      For all services rendered by Sub-Adviser hereunder, Adviser shall pay to Sub-Adviser and Sub-Adviser agrees to accept as full compensation for all services rendered hereunder, an annual fee (the "Sub-Advisory Fee") as follows:

U.S. GOVERNMENT BOND PORTFOLIO

      An annual rate of .35 of 1% of the Portfolio's average daily net asset value of the first $200 million of the Portfolio's net assets under management.

      An annual rate of .25 of 1% of the Portfolio's average daily net asset value of any net assets of the Portfolio under management over and above $200 million.

      The Sub-Advisory Fee shall be accrued for each calendar day the Sub-Adviser renders subadvisory services hereunder and the sum of the daily fee accruals shall be paid monthly to the Sub-Adviser as soon as practicable following the last day of each month, by wire transfer if so requested by the Sub-Adviser, but no later than seven (7) calendar days thereafter. The daily fee accruals on the first $200 million of the Portfolio's net assets will be computed by multiplying the fraction of one (1) over the number of calendar days in the year by the appropriate annual rate described above and multiplying the product by the net asset value of the Portfolio as determined in accordance with the Trust's prospectus as of the close of business on the previous business day on which the Portfolio was open for business. The daily fee accruals on the Portfolio's net assets in excess of $200 million will be computed by multiplying the fraction of one (1) over the number of calendar days in the year by the appropriate annual rate described above and multiplying the product by the amount by which the net asset value of the Portfolio, as determined in accordance with the Trust's prospectus as of the close of business on the previous business day on which the Portfolio was open for business, exceeds $200 million.

      Witness the due execution hereof this 22nd day of September, 1994.

                                FIRST VARIABLE ADVISORY SERVICES CORP.
Attest:


__________________________            By:___________________________________
                                              Mark E. Reynolds, Treasurer


                                STRONG/CORNELIUSON CAPITAL MANAGEMENT, INC.
Attest:


__________________________            By:__________________________________

                         VARIABLE INVESTORS SERIES TRUST

                             SUB-ADVISORY AGREEMENT


     This Agreement is made between FIRST VARIABLE ADVISORY SERVICES CORP., a Massachusetts corporation and a wholly-owned subsidiary of First Variable Life Insurance Company ("Life Company"), having its principal place of business in Boston, Massachusetts (hereinafter referred to as "Adviser"), and FEDERATED INVESTMENT COUNSELING, a Delaware business trust, having its principal place of business in Pittsburgh, Pennsylvania (hereinafter referred to as "Sub-Adviser").

WHEREAS, Variable Investors Series Trust (the "Trust"), an open-end diversified management investment company, as that term is defined in the Investment Company Act of 1940, as amended ("Act"), that is registered as such with the Securities and Exchange Commission has appointed Adviser as investment adviser for all its portfolios including the High Income Bond Portfolio and the Cash Management Portfolio; and

WHEREAS, Sub-Adviser is engaged in the business of rendering investment management services; and

WHEREAS, Adviser desires to retain Sub-Adviser to provide certain investment management services for the High Income Bond Portfolio and the Cash Management Portfolio (referred to hereinafter individually as the "Portfolio" or collectively as the "Portfolios") of the Trust as more fully described below;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Adviser hereby retains Sub-Adviser to assist Adviser in its capacity as investment adviser for the Portfolios. Subject to the oversight and review of Adviser and the Board of Trustees of the Trust, Sub-Adviser shall manage the investment and reinvestment of the assets of the Portfolios. Sub-Adviser will determine in its discretion, subject to the oversight and review of Adviser, the investments to be purchased or sold, will provide Adviser with records concerning its activities which Adviser or the Trust is required to maintain, and will render regular reports to Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities.

2. Sub-Adviser, in its supervision of the investments of the Portfolios, will be guided by each Portfolio's investment objectives and policies and the provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as set forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission, all as communicated by Adviser to Sub-Adviser.

3. Adviser shall pay to Sub-Adviser, for all services rendered to the Portfolios by Sub-Adviser hereunder, the fees set forth in Exhibit A attached hereto. During the term of this Agreement, Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder.


4. The term of this Agreement shall begin on the date of its execution and shall remain in effect for two years from that date and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons", as defined in Section 2(a)(19) of the Act, of any party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to a Portfolio.


5. Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty, by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities of a Portfolio, as defined in Section 2(a)(42) of the Act, on sixty (60) days' written notice to Sub-Adviser, or by Adviser or Sub-Adviser upon not less than sixty (60) days' written notice to the other party.

6. This Agreement may not be assigned by Adviser or Sub-Adviser and shall automatically terminate in the event of any assignment. Sub-Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Agreement.

7. Sub-Adviser represents and warrants that the Portfolios will at all times be invested in such a manner as to ensure compliance with Section 817(h) of the Internal Revenue Code of 1986, as amended and Treasury Regulations
      Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. Sub-Adviser will be relieved of this obligation and shall be held harmless when direction from the Adviser or Trustees causes non-compliance with Section 817(h) and/or Regulation Section 1.817-5. Sub-Adviser agrees to provide quarterly reports to Adviser, executed by a duly authorized officer of Sub-Adviser, within seven (7) days of the close of each calendar quarter certifying as to compliance with said Section or Regulations. In addition to the quarterly reports, Adviser may request and Sub-Adviser agrees to provide
      Section 817 diversification compliance reports at more frequent intervals, as reasonably requested by Adviser.

8. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Agreement on the part of Sub-Adviser, Sub-Adviser shall not be liable to Adviser, the Trust, the Portfolios or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

9. This Agreement may be amended at any time by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not "interested persons," as defined in Section 2(a)(19) of the Act, of any party to this Agreement (other than as Trustees of the Trust) cast in person at a meeting called for that purpose, and on behalf of a Portfolio by the holders of a majority of the outstanding voting securities of a Portfolio, as defined in Section 2(a)(42) of the Act.

10. Adviser is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust of Sub-Adviser and agrees that the obligations assumed by Sub-Adviser pursuant to this Agreement shall be limited in any case to Sub-Adviser and its assets and shall not seek satisfaction of any such obligation from the shareholders of Sub-Adviser, the Trustees, officers, employees or agents of Sub-Adviser, or any of them.

11. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

12. This Agreement will become binding on the parties hereto upon their execution of the attached Exhibit A to this Agreement.

13. It is understood that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser, the Trust or such persons as the Adviser may designate in connection with the Portfolios. It is also understood that any information supplied to Sub-Adviser in connection with the performance of its obligations hereunder, particularly, but not limited to, any list of securities which, on a temporary basis, may not be bought or sold for the Portfolios, is to be regarded as confidential and for use only by the Sub-Adviser in connection with its obligation to provide investment advice and other services to the Portfolios.

14. Each party to this Agreement hereby acknowledges that it is registered as an investment adviser under the Investment Advisers Act of 1940, it will use its reasonable best efforts to maintain such registration, and it will promptly notify the other if it ceases to be so registered, if its registration is suspended for any reason, or if it is notified by any regulatory organization or court of competent jurisdiction that it should show cause why its registration should not be suspended or terminated.

15. The Sub-Adviser shall provide marketing support to the Adviser in connection with the sale of Trust shares and/or Life Company variable insurance contracts, as reasonably requested by the Adviser. Such support shall include, but not necessarily be limited to, presentations by representatives of the Sub-Adviser at investment seminars, conferences and other industry meetings. Any materials utilized by the Adviser which contain any information relating to the Sub-Adviser shall be submitted to the Sub-Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. Any materials utilized by the Sub-Adviser which contain any information relating to the Adviser, the Life Company (including any information relating to its separate accounts or variable insurance contracts) or the

      Trust shall be submitted to the Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Sub-Adviser.

                                    EXHIBIT A

                         VARIABLE INVESTORS SERIES TRUST
                            SUB-ADVISORY COMPENSATION

      For all services rendered by Sub-Adviser hereunder, Adviser shall pay to Sub-Adviser and SubAdviser agrees to accept as full compensation for all services rendered hereunder, an annual fee as follows:

HIGH INCOME BOND PORTFOLIO

      .45 of 1 % on an annualized basis of the first $40 million of net assets under management.

      .40 of 1 % on an annualized basis of any net assets under management over and above $40 million but not exceeding $60 million.

      .30 of 1 % on an annualized basis of any net assets under management over and above $60 million but not exceeding $75 million.

      .25 of 1% on an annualized basis of any net assets under management over and above $75 million.

CASH MANAGEMENT PORTFOLIO

      .25 of 1 % on an annualized basis of the first $70 million of net assets under management.

      .20 of 1% on an annualized basis of any net assets under management over and above $70 million.

      Such fees shall accrue daily and be paid monthly.


      Witness the due execution hereof this 17th day of June, 1994.

                                    FIRST VARIABLE ADVISORY SERVICES CORP.
Attest:

______________________________      By:  _________________________


                                    FEDERATED INVESTMENT COUNSELING
Attest:

                                    By:  _________________________